EXHIBIT 10.20

AMENDED AND RESTATED PERFORMANCE UNDERTAKING
THIS AMENDED AND RESTATED PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of April 15, 2016, is executed by Newell Brands Inc. (f/k/a Newell Rubbermaid Inc.), Delaware corporation (“Newell” or the “Performance Guarantor”), in favor of Jarden Receivables, LLC, a Delaware limited liability company (together with its successors and assigns, “Beneficiary”).
RECITALS
(a)    Various Subsidiaries of Newell (each of the foregoing, an “Originator”), have entered into a Second Amended and Restated Receivables Contribution and Sale Agreement dated as of July 29, 2010 (as amended, restated or otherwise modified from time to time, the “Receivables Contribution and Sale Agreement”), with Beneficiary, pursuant to which the Originators have agreed, among other things, to sell or contribute to Beneficiary, their existing and future accounts receivable and certain related rights.
(b)    The Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the capital stock of the Originators and of Beneficiary, and each of the foregoing (and accordingly, the Performance Guarantor) is expected to receive substantial direct and indirect benefits from the sale or contribution of receivables to Beneficiary pursuant to the Receivable Sale Agreement (which benefits are hereby acknowledged).
(c)    As an inducement for Beneficiary to acquire accounts receivable and related rights from the Originators pursuant to the Receivables Contribution and Sale Agreement, the Performance Guarantor has agreed to guaranty the due and punctual performance by each of the Originators of its respective obligations under the Receivables Contribution and Sale Agreement.
AGREEMENT
NOW, THEREFORE, the Performance Guarantor hereby agrees as follows:

SECTION 1.	DEFINITIONS.
Section 1.1.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Contribution and Sale Agreement or, if not defined therein, in the Loan Agreement (hereinafter defined).

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Section 1.2.    As used herein:
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as amended.
“Guaranteed Obligations” means, collectively, all representations, warranties, covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Receivables Contribution and Sale Agreement and each other document executed and delivered by or on behalf of such Originator pursuant thereto, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Originator under the Receivables Contribution and Sale Agreement, whether for fees, expenses (including counsel fees), Originator Indemnified Amounts or otherwise, whether upon any termination or for any other reason.
“Loan Agreement” means that certain Third Amended and Restated Loan Agreement dated as of February 17, 2012 (as amended, modified or supplemented from time to time), among JARDEN RECEIVABLES, LLC, a Delaware limited liability company, as Borrower, Newell (as successor to JARDEN CORPORATION), a Delaware corporation, as Servicer, SUNTRUST BANK, a Georgia banking corporation, as a Lender, PNC BANK, NATIONAL ASSOCIATION, a national banking association, as a Lender, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as a Lender, and SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as agent and administrator for the Lenders.

SECTION 2.	GUARANTY OF PERFORMANCE OF GUARANTEED OBLIGATIONS.
Section 2.1.    The Performance Guarantor hereby guarantees to Beneficiary, the full and punctual payment and performance by the Originators of their respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance by the Originators of the Guaranteed Obligations and is in no way conditioned upon any requirement that Beneficiary first attempt to collect any amounts owing by any Originator to Beneficiary, any of the Administrator or the Lender from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Beneficiary, any of the Administrator or the Lender in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Guaranteed Obligations, Beneficiary (or its assigns) may cause the immediate performance by the Performance Guarantor of such Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Beneficiary (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by the Performance Guarantor.

Section 2.2.    Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and the Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by the applicable Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any Originator from performing in full its Guaranteed Obligations under the Receivables Contribution and Sale Agreement or the Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

SECTION 3.	PERFORMANCE GUARANTOR’S FURTHER AGREEMENTS TO PAY.
The Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Beneficiary (and its assigns), forthwith upon demand in funds immediately available to Beneficiary, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Beneficiary in connection with enforcement of this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360‑day year) equal to the Default Rate (as defined in the Loan Agreement).

SECTION 4.	WAIVERS BY THE PERFORMANCE GUARANTOR.
The Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Beneficiary (or its assigns) in reliance on this Undertaking, and any requirement that Beneficiary (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Significant Event, other default or omission by any Originator or asserting any other rights of Beneficiary under this Undertaking. The Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Beneficiary to provide such information, now or in the future. The Performance Guarantor also irrevocably waives all defenses that at any time may be available in respect of the Guaranteed Obligations (i) by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Beneficiary (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Beneficiary in its sole discretion deems fit, and to this end the Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Significant Event or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, other than release of the Performance Guarantor; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Beneficiary (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which the Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Receivables Contribution and Sale Agreement or any other document executed in connection therewith or delivered thereunder, all whether or not the Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

SECTION 5.	UNENFORCEABILITY OF GUARANTEED OBLIGATIONS AGAINST ORIGINATOR.
Notwithstanding (a) any change in ownership of any Originator or any Event of Bankruptcy with respect to any Originator or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations (unless the same shall be applicable to the Performance Guarantor); (c) the failure of any Originator or the Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment obligations in accordance with their terms or lawful setoff of claims against the

Lender, this Undertaking shall nevertheless be binding on the Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Receivables Contribution and Sale Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by the Performance Guarantor.

SECTION 6.	REPRESENTATIONS AND WARRANTIES.
The Performance Guarantor hereby represents and warrants to Beneficiary and its assigns that (a) each of the representations and warranties made by the Performance Guarantor in its capacity as the successor Servicer under the Loan Agreement is true and correct as of the date hereof, and (b) this Undertaking has been duly executed and delivered by the Performance Guarantor and constitutes its legally valid and binding obligation, enforceable against the Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 7.	SUBROGATION; SUBORDINATION.
Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full the Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Beneficiary, any of the Administrator or the Lender against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under §509 of the Bankruptcy Code, at law or in equity or otherwise) to the claims of Beneficiary, any of the Administrator or the Lender against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of the Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of the Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiary, any of the Administrator or the Lender.

SECTION 8.	TERMINATION OF UNDERTAKING.

The Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Loan Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the occurrence of any Event of Bankruptcy with respect to any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Beneficiary (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any other federal or state insolvency or other similar law, or any law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Undertaking.

SECTION 9.	EFFECT OF BANKRUPTCY.
This Undertaking shall survive the insolvency of each of the Originators and the commencement of any case or proceeding of by or against any of the Originators under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Bankruptcy Code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of the Performance Guarantor under this Undertaking.

SECTION 10.	SETOFF.
Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Beneficiary (and each of its assigns) is hereby authorized at any time and from time to time, without notice to the Performance Guarantor (any such notice being expressly waived by the Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of the Performance Guarantor under this Undertaking, whether or not Beneficiary (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.

SECTION 11.	TAXES.
All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Performance Guarantor is required by law to make any deduction or withholding on account of any Taxes (other than Excluded Taxes) or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Beneficiary receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

SECTION 12.	FURTHER ASSURANCES.
The Performance Guarantor agrees that it will from time to time, at the request of Beneficiary (or its assigns), provide information relating to the business and affairs of the Performance Guarantor as Beneficiary may reasonably request.

SECTION 13.	SUCCESSORS AND ASSIGNS; PLEDGE TO ADMINISTRATOR.
This Undertaking shall be binding upon the Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Beneficiary and its successors and assigns. The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Beneficiary and the Administrator. The Performance Guarantor hereby acknowledges that Beneficiary intends to pledge to the Administrator for the benefit of the Secured Parties as part of the Collateral for the Obligations under the Loan Agreement, all of Beneficiary’s existing and future right, title and interest in, to and under the Receivables Contribution and Sale Agreement and this Undertaking, and hereby agrees that until the later to occur of payment in full of the Obligations and the Commitment Termination Date, the Administrator shall have the non‑exclusive right to enforce this Undertaking against the Performance Guarantor in Beneficiary’s name, place and stead.

SECTION 14.	AMENDMENTS AND WAIVERS.
No amendment or waiver of any provision of this Undertaking nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Beneficiary, the Administrator and the Performance Guarantor. No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 15.	NOTICES.
All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to the Performance Guarantor, at the address set forth beneath its signature hereto, and if to Beneficiary, at the address specified in the Loan Agreement, or at such other addresses as each of the Performance Guarantor or Beneficiary may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by facsimile, upon the receipt thereof, (2) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

SECTION 16.	GOVERNING LAW.
THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

SECTION 17.	CONSENT TO JURISDICTION.
EACH OF PERFORMANCE GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND BENEFICIARY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

SECTION 18.	BANKRUPTCY PETITION.
The Performance Guarantor hereby agrees that it will not institute against the Lender, or join any other Person in instituting against the Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 18 shall survive the termination hereof.

SECTION 19.	MISCELLANEOUS.
This Undertaking constitutes the entire agreement of the Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations.

The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, the Bankruptcy Code or any state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by the Performance Guarantor or Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

NEWELL BRANDS INC. (F/K/A NEWELL RUBBERMAID INC.)

By: /s/ Bradford R. Turner
Name: Bradford R. Turner
Title: Corporate Secretary

Address for Notices:

Newell Brands Inc.
6655 Peachtree Dunwoody Road
Atlanta, Georgia 30328
Attention:    Chief Legal Counsel and Corporate
Secretary
Facsimile:    (770) 677-8710
Telephone:    (770) 418-7710

[Signature Page to Performance Undertaking]